Exhibit 107

Calculation of Filing Fee Tables

F-1
(Form Type)

Toro Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one common share, par value $0.001 and one Class A Warrant(1)	457(o)	N/A	N/A	$50,000,000(2)	0.00011020	$5,510
Fees to be Paid	Equity	Common shares, par value $0.001 per share included as part of the Units	457(o)	N/A	N/A	N/A	N/A	N/A
Fees to be Paid	Equity	Class A warrants to purchase common shares, included as part of the Units(4)	457(o) and 457(i)	N/A	N/A	N/A	N/A	N/A
Fees to be Paid	Equity	Common shares, par value $0.001, underlying Class A Warrants(3)(4)	457(o)	N/A	N/A	$50,000,000(2)	0.00011020	$5,510
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$100,000,000(2)		$11,020

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$11,020

(1)	Pursuant to Rule 416, there are also being registered such indeterminate number of securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)
Including related preferred stock purchase rights. Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(4)
Based on an assumed per-share exercise price for the Class A Warrants of 100% of the public offering price per unit in this offering. Pursuant to Rule 457(i) under the Securities Act, the entire fee is allocated to the common shares underlying the warrants because they are being registered in the same registration statement as the warrants.